UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2005

Kellogg Company

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4171	38-0710690
(Commission File Number)	(IRS Employer Identification Number)

One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of Principal Executive Offices, Including Zip Code)

269-961-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated With Exit or Disposal Activities
SIGNATURES

ITEM 2.05 Costs Associated With Exit or Disposal Activities

On March 16, 2005, the Board of Directors of Kellogg Company (the “Company”) conditionally approved a recommendation to close the Company’s Macon, Georgia and Des Plaines, Illinois plants and to relocate their production lines to other plants. The recommendation is conditioned upon the conclusion of decision bargaining with the union at each facility. The possible relocation and closure was communicated to affected employees on March 17, 2005. If decision bargaining results in the recommendation being implemented, the relocation of production lines and closure of the Des Plaines plant is currently expected to be completed by year-end 2005 and the relocation of production lines and closure of the Macon plant is currently expected to be completed by mid-year 2006. These activities are part of the Company’s previously-announced ongoing cost-reduction initiatives.

In conjunction with the recommendation, the Company currently expects to incur approximately $120 million in total up-front costs, consisting of approximately $70 million in severance (subject to effects bargaining with the union), equipment removal, and other cash costs, including withdrawal liability from a multi-employer pension plan, and $50 million in asset write-offs. The pension plan withdrawal liability is related to trust asset under-performance in a multi-employer plan that covers the majority of the Company’s union employees in the Macon plant and is payable over a period which is not to exceed 20 years. The final amount of the pension plan withdrawal liability will not be determinable until after the Macon plant closure. The Company expects to record total up-front costs during 2005 of approximately $85 million, including approximately $20 million in its 2005 fiscal first quarter (subject to completion of decision bargaining with the union) in connection with the recommendation. The Company also expects to incur approximately $70 million in capital expenditures, related primarily to the relocation of production in connection with the recommendation, with approximately $40 million of those expenditures expected to be incurred in 2005.

The Company views its continued spending on cost-reduction initiatives as part of management’s ongoing financial strategy to reinvest earnings so as to provide greater reliability in meeting long-term growth targets. Initiatives undertaken must meet certain expected pay-back and internal rate of return (IRR) targets.

This Form 8-K contains forward-looking statements which use the word “expects” or the phrase “currently expects”. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, including the information set forth under the caption “Future Outlook and Forward-Looking Statements”.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kellogg Company (Registrant)
Date: March 17, 2005	By:	/s/ Jeffrey M. Boromisa
		Name:	Jeffrey M. Boromisa
		Title:	Senior Vice President and Chief Financial Officer